UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2021

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry into a Material Definitive Agreement

On December 27, 2021, Nightfood Holdings, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with Sean Folkson, the Company’s Chairman and Chief Executive Officer, for the purposes of extending his term of services and modifying his compensation structure. The term of the Consulting Agreement is effective as of January 1, 2022 through December 31, 2022 (the “Term”).

Mr. Folkson’s cash compensation shall continue at $6,000 per month (the “Monthly Compensation”).

In addition, the Consulting Agreement provides for the following bonus structure and possible adjustments to the Monthly Compensation:

●	Mr. Folkson shall earn warrants to purchase 1,000,000 shares of Company common stock, at a $.50 strike price per share, upon the date of the filing of the Company’s quarterly or annual report showing the first $1,000,000 revenue quarter in Company history.

●	Mr. Folkson shall earn warrants to purchase 3,000,000 shares of Company common stock, at a $.50 strike price per share, upon the date of the filing of the Company’s quarterly or annual report showing the first $3,000,000 revenue quarter in Company history.

●	Mr. Folkson shall earn warrants to purchase 5,000,000 shares of Company common stock, at a $1.00 strike price per share, upon the date of the filing of the Company’s quarterly or annual report showing the first $5,000,000 revenue quarter in Company history.

●	Mr. Folkson shall earn warrants to purchase 500,000 shares of Company common stock, at a $.50 strike price per share, upon the Company entering into a product development or distribution partnership with a multi-national food & beverage conglomerate during the Term.

●	Mr. Folkson shall earn warrants to purchase 1,000,000 shares of Company common stock, at a $.50 strike price per share, upon the Company generating $1,000,000 or more in net revenue through sales of product through “non-traditional” retail channels, such as hotels and college campuses, during the Term.

●	Should the Company have achieved gross sales in excess of $3,000,000 in calendar year 2022, Mr. Folkson’s Monthly Compensation of $6,000 per month shall be adjusted to $12,000 per month, retroactive to January 1, 2022.

●	Should multiple revenue bonus levels be achieved in any given quarter, Mr. Folkson shall earn all warrants associated with each of the bonus levels achieved upon the date of the filing of the quarterly or annual report reporting said revenue.

Any quarterly revenue-based warrants earned as part of the Consulting Agreement shall carry a cashless provision, and exercise must occur within 90 days of the respective quarterly or annual filing, or such warrants shall expire. Any other warrants earned as part of the Consulting Agreement shall also carry a cashless provision, and exercise must occur within 3 years after the date of the milestone, or such warrants shall expire.

The foregoing description of the terms of the Consulting Agreement is not complete and is qualified in its entirety by reference to the text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Consulting Agreement with Sean Folkson, dated December 27, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 28, 2021

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer

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